                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report(Date of earliest event reported):August 21, 2002 (August 6, 2002)
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                       Progressive Software Holding, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware

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                 (State or other jurisdiction of incorporation)

                              001-05513 06-0682273
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          (Commission File Number) (IRS Employer Identification Number)

                  6836 Morrison Boulevard, Charlotte, NC 28211
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                    (Address of principal executive offices)

                                 (406) 556-9886
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              (Registrant's telephone number, including area code)

                               Tridex Corporation
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          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

     As a result of the events described in Item 3 below,  Massachusetts  Mutual
Life Insurance Company and certain of its affiliates  received  2,650,554 shares of the  Series A  Common  Stock  of  Progressive  Software  Holding,  Inc.  (the
"Successor  Company"),  the successor by merger to Tridex  Corporation (the "Old
Company"),  representing  approximately  70% of the  total  voting  power of the
Successor  Company.  In addition,  pursuant to the terms of the  Certificate  of
Incorporation  of  the  Successor  Company,   upon  the  occurrence  of  certain
Triggering Events, the voting rights of the holders of the Series B Common Stock would  increase to 51% of the voting power of all Common Stock of the  Successor
Company, all as described in more detail in Item 3 below.

Item 3. Bankruptcy or Receivership

     On February  12,  2002,  the Old Company and its wholly  owned  subsidiary,
Progressive  Software,  Inc. (the  "Subsidiary"  and,  collectively with the Old
Company,  the "Debtors") filed voluntary  petitions for protection under Chapter
11 of the United States Bankruptcy Code (the "Bankruptcy  Code") with the United
States  Bankruptcy  Court for the District of  Connecticut  (the  "Court").  The
Debtors' cases were consolidated for the purpose of joint  administration  (Case
Nos.  02-50156 and 02-50157).  The cases were assigned to Judge Alan H.W. Shiff.
The purpose of the filing was to reorganize  the Old Company and the  Subsidiary pursuant to a plan of reorganization  (the "Plan").  Following a hearing held on
July 9, 2002 the  Court  entered  an order  confirming  the Plan.  A copy of the
Confirmation Order dated July 9, 2002 is included as Exhibit 99.1 to this filing and is incorporated herein by reference.

     Pursuant to the Plan,  on August 6, 2002 (the  "Effective  Date"),  the Old
Company  merged  with and into the  Successor  Company,  a Delaware  corporation formed on August 2, 2002 for the purpose of implementing the Plan. A copy of the
Certificate of Incorporation  dated August 2, 2002, the By-Laws of the Successor
Company  dated  August 2, 2002 and the Plan of Merger  dated  August 6, 2002 are attached hereto as Exhibits 3.1, 3.2 and 4.1, respectively, and are incorporated herein by reference.

     The Successor  Company is authorized by its Certificate of Incorporation to issue a total of 6,000,000  shares of capital stock,  each having a par value of
$.01 per share,  designated as follows:  (i) 4,200,000  shares are designated as
Series A Common Stock (the  "Series A Common  Stock");  (ii) 800,000  shares are designated as Series B Common Stock (the "Series B Common  Stock" and,  together with the Series A Common Stock,  collectively,  the "Common  Stock");  and (iii)
1,000,000 shares are designated as Preferred Stock (the "Preferred Stock").

     The Board of Directors is authorized to issue the Preferred Stock in one or more series without further stockholder authorization,  and to fix and determine the terms,  limitations  and relative  rights and  preferences  of the Preferred
Stock and to establish  series of Preferred  Stock. No shares of Preferred Stock were issued on the Effective Date.

     Each  share  of  Common  Stock  has  one  vote  on  all  matters  on  which stockholders  are entitled or  permitted  to vote,  and holders of each share of
Common  Stock will share  ratably in all  dividends  and  distributions  and all rights in  liquidation,  unless and until the  occurrence  of certain  events of default by the Successor  Company under the Credit  Agreement (as defined in the
Certificate  of  Incorporation  and  hereinafter  referenced)  and notice to the
Successor Company. Upon the occurrence of such an event of default and notice (a
"Triggering  Event")  the holders of all  outstanding  shares of Series B Common
Stock  will  have  in  the   aggregate  33%  of  all  rights  to  dividends  and
distributions and rights in liquidation,  and will have such number of votes per share of Series B Common Stock as will result in all holders of all  outstanding shares of Series B Common Stock  having 51% of all voting  rights of the holders of all Common Stock then outstanding.

     On the Effective Date, each  outstanding  share of Old Company common stock ceased to be  outstanding  and every 10 shares of Old Company  common stock was, automatically  and  without  any  action  on the  part  of the  holder  thereof, converted  into and  exchanged  for the right to  receive  one share of Series A
Common Stock,  totaling  approximately  565,429 shares of Series A Common Stock, representing  approximately 15% of all Common Stock outstanding on the Effective
Date.  Fractional  shares of the  Series A Common  Stock  shall not be issued or distributed  and the  number of shares  of Series A Common  Stock  issued to any holder of Old  Company  common  stock will be rounded up or down to the  nearest whole number.  In addition,  on the  Effective  Date certain  allowed  unsecured claims  were  satisfied  pursuant to the Plan  through  the  issuance of a total
2,827,145 shares of Series A Common Stock, representing approximately 75% of the total Common Stock.

     Pursuant to the Plan, on the Effective  Date, the Successor  Company issued
376,953 shares of the Series B Common Stock to its allowed secured creditor, Ark
CLO 2000-1, Limited ("ARK"),  representing approximately 10% of the total Common
Stock  outstanding on the Effective Date and issued a Warrant to ARK to purchase
418,836  additional shares of Series B Common Stock for a purchase price of $.01 per share.  A copy of the  Warrant  is  attached  hereto as  Exhibit  4.4 and is incorporated  herein by reference.  The Warrant is  exercisable if the Successor
Company makes a draw under the revolving credit facility described below and for six months thereafter.

     In  addition,   the  Successor  Company  and  the  Subsidiary  delivered  a
$5,300,000  promissory  note (the "Term Loan") to ARK payable in accordance with the terms of a Credit  Agreement  dated the Effective Date. A copy of the Credit
Agreement  is  attached  hereto as Exhibit  10.1 and is  incorporated  herein by reference.  The Credit  Agreement  also provides for up to $500,000 of revolving credit loans from ARK to be used for working capital ("Revolving Credit Loans").
Draws may be made on Revolving  Credit Loans for up to six months  following the
Effective Date. The Term Loan and any Revolving Credit Loan bear interest at the prime rate  published  by the Wall Street  Journal,  plus 2%.  Interest  accrues starting on the Effective Date and is payable  monthly until maturity  beginning on February 6, 2003. Principal payments (including capitalized accrued interest)
on the Term Loan begin 12 months after the effective  date,  amortized  over ten years, and any outstanding principal and interest on the Term Loan is payable in full  five  years  after  the  Effective  Date.  In  addition,  in the event the
Successor Company and the Subsidiary have  consolidated  excess cash flow at any time after the Effective  Date,  during the period from the Effective Date until
December 31, 2002,  25% of such excess cash flow must be used to prepay the Term
Loan on January 1, 2003 and  during the period  after  January 1, 2003 until the
Term Loan has been repaid in full,  25% of such excess cash flow must be used to prepay the Term Loan on the due date of quarterly  financial  statements and 50%
must be used to  prepay  the  Term  Loan  on the due  date of  annual  financial statements pursuant to the Credit Agreement.  All Revolving Loans are payable in full six months after the Effective Date.

     In connection with the  implementation  of the Plan, the Successor  Company and certain  holders of Series A Common  Stock (the  "MassMutual  Holders")  and
Series B Common Stock, representing  approximately 80% of the total Common Stock outstanding on the Effective Date,  entered into a Stockholders  Agreement and a
Registration  Rights  Agreement.  Copies of the  Stockholders  Agreement and the
Registration  Rights  Agreement  are  attached  hereto as  Exhibits  4.2 and 4.3 respectively and are incorporated  herein by reference.  The Registration Rights
Agreement provides for certain demand registration,  piggyback  registration and
S-3 registration  rights for the MassMutual  Holders and the holders of Series B
Common  Stock.  The  Stockholders  Agreement  provides  for  the  election  of a three-member  board of directors  (the  "Board"),  one to be  designated  by the
MassMutual  Holders,  one to be designated by the holders of the Series B Common
Stock and one to be designated by certain  members of  management.  In addition, the Stockholders Agreement requires the approval of holders of two-thirds of the
Series  B  Common  Stock  then  outstanding  with  respect  to  changes  in  the
Certificate of Incorporation  affecting the rights of the Series B Common Stock, the issuance or  authorization of additional  Series B Common Stock,  changes in the number of the Board of Directors,  and entering  into material  transactions with  affiliates.  Pursuant  to the  Stockholders  Agreement,  William A. Beebe,
Thomas R. Schwarz and Lynn Tilton were  appointed to the Board on the  Effective
Date.

     William A. Beebe  joined  the Old  Company in June 2000 as Chief  Financial
Officer.  From his  retirement  in 1997  from the  position  of chief  financial officer of Project Pros,  Inc.  until  joining Old Company,  Mr. Beebe served in various  consulting  capacities.  Previously,  for more than 30  years,  he held executive and consulting positions, principally that of chief financial officer, in a number of companies in the food service, software, electronic manufacturing and distribution industries.

     Thomas R.  Schwarz  has been a  Director  of the Old  Company  since he was
Chairman of  Grossman's  Inc.,  a retailer of building  materials,  from 1990 to
1994, when he retired. Mr. Schwarz was President,  Chief Operating Officer and a
director of Dunkin Donuts  Incorporated,  a food service  company,  from 1980 to
1990. He is a director of TransAct and a director of Lebhar-Friedman  Publishing
Company. He is a Trustee of the Tanaka Growth Fund.

     Lynn  Tilton is a  founder  and  member  of  Patriarch  Partners  LLC,  the investment  adviser and manager of ARK and related  entities.  Prior to founding
Patriarch  Partners,  Ms. Tilton was an executive at Long Drive Management Trust
(LDMT).  Preceding her tenure at LDMT, Ms. Tilton was the founding principal and
Executive  Managing  Director of Papillon  Partners,  Inc. In 1989,  Ms.  Tilton
worked as an asset manager for the Oppenheimer Horizon Fund at Oppenheimer & Co.
In December,  1990, she joined Kidder, Peabody & Co., Inc. to head the effort in distressed debt research and direct certain proprietary  investments.  From 1993 to 1994, Ms. Tilton was a Managing  Director and Head of Sales at M.J.  Whitman,
Inc. From 1994 through  early-1998,  she was a Managing Director,  Principal and
Partner at Amroc  Investments,  Inc. Prior to 1989, Ms. Tilton worked in mergers and  acquisitions  at Morgan Stanley & Co. and continued her career in corporate finance and  merchant  banking at Goldman,  Sachs & Co. and Merrill  Lynch.  Ms.
Tilton  earned a B.A. in American  Studies  from Yale  University  and an MBA in
Finance from Columbia University.

     On the Effective  Date, the Board appointed  Christopher  Sebes to serve as the President and Chief Executive Officer,  and William A. Beebe to serve as the
Treasurer and  Secretary,  of the Successor  Company.  Pursuant to the Plan, the
Successor Company entered into a six-month  Employment Agreement with William A.
Beebe and a one-year  Employment  Agreement with  Christopher  Sebes,  copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively.  In addition, the Successor Company adopted a Stock Option Plan and authorized the issuance of up to 418,836 shares of Series A Common Stock pursuant to the Stock Option Plan.
A copy of the Stock Option Plan is attached hereto as Exhibit 10.4.

     Attached as Exhibit 99.2 is an unaudited pro forma balance sheet of the Old
Company  reflecting assets and liabilities (on a consolidated  basis) as of July
31, 2002, giving effect to the reorganization as of such date.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

                  Not Applicable

         (b)      Pro forma financial information

                  Not Applicable

         (c)      Exhibits

 Exhibit  3.1 - Certificate of Incorporation dated August 2, 2000
 Exhibit  3.2 - By-Laws dated August 2, 2002
 Exhibit  4.1 - Plan of Merger dated August 6, 2002
 Exhibit  4.2 - Stockholders Agreement dated August 6, 2002
 Exhibit  4.3 - Registration Rights Agreement dated August 6, 2002
 Exhibit  4.4 - Warrant dated August 6, 2002
 Exhibit 10.1 - Credit Agreement dated August 6, 2002
 Exhibit 10.2 - Employment Agreement with William A. Beebe dated August 6, 2002
 Exhibit 10.3 - Employment Agreement with Christopher Sebes dated August 6, 2002
 Exhibit 10.4 - Stock Option Plan dated August 6, 2002
 Exhibit 99.1 - Confirmation Order dated July 9, 2002
 Exhibit 99.2 - Unaudited Pro Forma Balance Sheet of the Old Company dated as of
                July 31, 2002

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, as amended,  the  Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Progressive Software Holding, Inc.

                                           By: /s/ Willaim A. Beebe
                                               ---------------------------------
                                                    William A. Beebe
                                                    Chief Financial Officer

Date:  August 21, 2002